Exhibit 99.2

For Immediate Release

Cleantech Solutions International Enters into Agreement

with ECoin Development for the Development of a Cryptocurrency System

to Power a Blockchain-enabled Sharing Economy Ecosystem

Hong Kong, China – September 7, 2017 – Cleantech Solutions International, Inc. (“Cleantech Solutions” or “the Company”) (NASDAQ: CLNT) today announced that it has entered into exclusive discussions with ECoin Development Limited (“ECoin”), a private company incorporated in the British Virgin Islands, regarding the development and operation of a cryptocurrency system to support the development of a sharing economy ecosystem based on blockchain solutions.

“Most of the current sharing economy operators are controlled by large intermediaries. In most cases, the value produced by the crowd is not equally distributed to all those who have contributed to the value production. Instead, most of the profits are captured by the large intermediaries who operate the platforms,” said Parkson Yip, COO of Cleantech, “By implementing blockchain technology into the sharing economy, there will no longer be a need for a central authority. The distributed ledger technology can provide smart contracts, digital identities linked to publicly-viewable user reputation systems, and digital currency payments, all of which alleviate the need for a central authority. The sharing community regulates the community.”

The Company has established new business divisions to focus on the development of sharing economy platforms and related rental businesses. Cleantech Solutions believes a true peer-to-peer sharing economy based on rentals will take significant market share in both the business and consumer markets over the next few years. The Company has been exploring possible merger and acquisition opportunities that can bring to market more user-friendly platforms and convenient channels that allow people to rent what they need and make their lives easier.

The Company’s board of directors plans to form a special committee consisting of independent directors to evaluate and negotiate, on behalf of the Company, the potential acquisition and/or business cooperation transaction(s) with ECoin. The special committee is also expected to engage independent financial and other advisors in connection with such potential transactions. The exclusive period is initially set for 6-months and may be extended by both parties.

About Cleantech Solutions International

Cleantech Solutions, through its affiliated companies, designs, manufactures and distributes a line of proprietary high and low temperature dyeing and finishing machinery to the textile industry. The Company’s latest business initiatives are focused on targeting the technology and sharing economy markets in China.

About ECoin Development Limited

ECoin Development Limited is focused on the development and distribution of the ECoin cryptocurrency, which can be obtained online or through offline retail channels. ECoin can be used in the cross-regional sharing economy platform ECrent.com, with plans to be implemented on other sharing economy platforms and businesses as well. ECoin’s latest business initiatives are focused on implementing blockchain solutions which build a fully-distributed sharing economy ecosystem, with the needed technological tools and payment platforms.

Safe Harbor Statement

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary and affiliated companies and certain potential transactions that they may enter into. These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website, including factors described in "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Form 10-K for the year ended December 31, 2016 and in our Form 10-Q for the quarter ended June 30, 2017. All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

Company Contacts:

Cleantech Solutions International, Inc.

Parkson Yip

E-mail: parkson.yip@cleantechsolutionsinternational.com

+852-31060372

Web: www.cleantechsolutionsinternational.com

Compass Investor Relations

Elaine Ketchmere, CFA

Email: eketchmere@compass-ir.com

+1-310-528-3031

Web: www.compassinvestorrelations.com

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